Exhibit 5.1

February 8, 2008

Shiner International, Inc.
19/F, Didu Bldg., Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special Nevada counsel for Shiner International, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale of up to 4,470,050 shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company, 3,500,000 shares of which are issued and outstanding and 970,050 shares of which are issuable upon exercise of outstanding warrants (the “Warrants”). All shares of Common Stock being registered under the Registration Statement are to be offered and sold, if at all, by certain stockholders of the Company (the “Selling Stockholders”).

We have reviewed and are familiar with (a) the Company’s Articles of Incorporation, as amended, and Bylaws certified to us by the Company, (b) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock and the Warrants, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders, to the extent currently outstanding, have been duly authorized and legally issued by the Company and are fully paid and nonassessable, and to the extent issuable upon exercise of the Warrants held by the Selling Stockholders, when issued in accordance with the exercise provisions of such Warrants and on the substantive terms approved by the Board of Directors, will be duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by the laws of the State of Nevada.

Shiner International, Inc. February 8, 2008 Page 2

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Hale Lane
Hale Lane Peek Dennison and Howard
Professional Corporation